                                                            Exhibit 99.1



                          Independent Auditor's Report
                          ----------------------------



The Board of Directors
CBS Corporation:


We have audited the accompanying combined balance sheets of GESCO Businesses (certain businesses of a division of CBS Corporation) as of December 31, 1998 and 1997, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the GESCO Businesses as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.



KPMG LLP

/s/ KPMG LLP

Pittsburgh, Pennsylvania
March 12, 1999

GESCO BUSINESSES
COMBINED STATEMENT OF INCOME

(in thousands)


Year Ended December 31                                         1998        1997        1996
---------------------------------------------------------------------------------------------
Revenues - management services                              $  77,082   $  74,556   $  45,250
Revenues - manufacturing and engineering                      149,451     121,348     121,371
---------------------------------------------------------------------------------------------
Total revenues (note 3)                                       226,533     195,904     166,621
---------------------------------------------------------------------------------------------
Cost of goods sold - management services                      (22,023)    (19,136)       (706)
Cost of goods sold - manufacturing and engineering           (121,086)    (98,784)    (99,936)
---------------------------------------------------------------------------------------------
Total cost of goods sold (note 3)                            (143,109)   (117,920)   (100,642)
---------------------------------------------------------------------------------------------
Restructuring and other matters (notes 2, 11, and 13)            (171)    (14,817)    (17,948)
Marketing, administration and general expenses (note 3)       (34,072)    (31,263)    (30,108)
---------------------------------------------------------------------------------------------
Operating profit                                               49,181      31,904      17,923
Other income and expenses, net                                    303          80         (30)
---------------------------------------------------------------------------------------------
Income before income taxes and minority interest
 in income of consolidated subsidiaries                        49,484      31,984      17,893
Income tax expense (note 5)                                   (19,627)    (12,712)     (7,138)
Minority interest in income of consolidated subsidiaries       (3,315)     (3,212)     (2,719)
---------------------------------------------------------------------------------------------
Net income                                                  $  26,542   $  16,060   $   8,036
---------------------------------------------------------------------------------------------

The Notes to the Combined Financial Statements are an integral part of these financial statements.

GESCO BUSINESSES
COMBINED BALANCE SHEET

(in thousands)


At December 31                                                                             1998                   1997
------------------------------------------------------------------------------------------------------------------------
ASSETS:
 Cash and cash equivalents (note 2)                                                      $  4,281               $  3,191
 Customer receivables (note 6)                                                             53,463                 42,991
 Inventories (note 7)                                                                       7,886                 13,948
 Costs and estimated earnings over billings
   on uncompleted contracts (note 7)                                                        8,286                 11,091
 Deferred income taxes (note 5)                                                            12,721                 13,869
 Prepaid and other current assets                                                             792                    706
------------------------------------------------------------------------------------------------------------------------
 Total current assets                                                                      87,429                 85,796
 Plant and equipment, net (note 8)                                                         23,699                 26,180
 Deferred income taxes, noncurrent  (note 5)                                                1,733                  1,812
 Other noncurrent assets                                                                        6                      6
------------------------------------------------------------------------------------------------------------------------
Total assets                                                                             $112,867               $113,794
------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND INVESTED EQUITY:
 Accounts payable                                                                        $ 26,225               $ 15,853
 Billings over costs and estimated earnings
   on uncompleted contracts (note 7)                                                       14,298                 17,063
 Other current liabilities (note 9)                                                        41,877                 41,710
------------------------------------------------------------------------------------------------------------------------
 Total current liabilities                                                                 82,400                 74,626
 Other noncurrent liabilities (note 9)                                                      7,554                  8,207
------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                          89,954                 82,833
------------------------------------------------------------------------------------------------------------------------
Commitments and contingencies (notes 11 and 12)

Minority interest in equity of consolidated subsidiaries                                    2,824                  2,484

Invested equity (note 10):                                                                 20,089                 28,477
------------------------------------------------------------------------------------------------------------------------
Total liabilities and invested equity                                                    $112,867               $113,794
------------------------------------------------------------------------------------------------------------------------

The Notes to the Combined Financial Statements are an integral part of these financial statements.

GESCO BUSINESSES
COMBINED STATEMENT OF CASH FLOWS

(in thousands)


Year Ended December 31                                  1998       1997       1996
------------------------------------------------------------------------------------
Cash flows from operating activities:
 Net income                                         $   26,542   $ 16,060   $  8,036
 Adjustments to reconcile net income
   to net cash provided by operating activities:
  Depreciation and amortization                          4,740      4,933      5,171
  Asset impairment charge                                   --         --      8,988
  Changes in assets and liabilities:
   Customer receivables                                (10,472)    (7,216)   (12,653)
   Inventories                                           6,062     (1,188)     9,149
   Billings, net of costs and estimated earnings
    on uncompleted contracts                                40      2,444      3,284
   Accounts payable                                     10,372      4,982      1,683
   Environmental liabilities                              (986)      (782)     2,623
   Accrued restructuring                                (1,557)    (4,103)     4,660
   Reserve for rate adjustments and other                1,057     (3,422)     9,002
   Product warranty                                        326      1,373       (150)
   Deferred income taxes                                 1,227      1,931     (4,933)
   Other assets and liabilities                            654       (326)     7,328
------------------------------------------------------------------------------------
Cash provided by operating activities                   38,005     14,686     42,188
------------------------------------------------------------------------------------
Cash flows from investing activities:
 Capital expenditures                                   (1,985)    (1,208)    (1,422)
------------------------------------------------------------------------------------
Cash used by investing activities                       (1,985)    (1,208)    (1,422)
------------------------------------------------------------------------------------
Cash flows from financing activities:
 Disbursements to parent company,
  net of direct charges and allocations                (34,930)   (10,745)   (43,753)
------------------------------------------------------------------------------------
Cash used by financing activities                      (34,930)   (10,745)   (43,753)
------------------------------------------------------------------------------------
(Decrease) increase in cash and cash equivalents         1,090      2,733     (2,987)
Cash and cash equivalents at beginning of period         3,191        458      3,445
------------------------------------------------------------------------------------
Cash and cash equivalents at end of period          $    4,281   $  3,191   $    458
------------------------------------------------------------------------------------

The Notes to the Combined Financial Statements are an integral part of these financial statements.

GESCO BUSINESSES
NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF BUSINESS

The GESCO Businesses (the Company), comprises certain businesses of CBS Corporation's (CBS) Government and Environmental Services Division (GESCO) operations which are to be acquired by Morrison Knudsen Corporation subject to
an asset purchase agreement dated June 25, 1998.   The Company provides
management services for certain government-owned facilities under contracts with the Department of Energy (DOE) and the Department of Defense (DOD), management of a chemical agent destruction program for the DOD, and engineering services and products to government and commercial customers.

The Company manages three government-owned facilities under contracts with the
DOE: the Savannah River site, the West Valley Demonstration Project, and the Waste Isolation Pilot Plant. These contracts typically have a five-year term, including a five-year renewal option at the discretion of the DOE. The contracts for the West Valley Demonstration Project, Waste Isolation Pilot Plant and Savannah River are up for renewal in 2001, 2000, and 2001, respectively. In addition, an entity in which the Company owns a 65% interest, Safe Sites of Colorado, LLC, performs environmental cleanup and nuclear waste management services under a major subcontract with Kaiser-Hill at the DOE Rocky Flats facility. This subcontract was awarded in May 1995 and has a three-year term with two one-year renewal options. The first one-year renewal option has been exercised. The principal mission of these sites is waste management, environment cleanup and the safe management of the nation's nuclear materials inventory.

In March 1996, the Company was awarded a nine-year DOD contract to destroy chemical weapons at the Anniston Chemical Agent Disposal Facility in Anniston, Alabama.

The federal government reserves the right to terminate these contracts for convenience. In the event the federal government terminates a contract for convenience, the Company has no legal recourse against the federal government but would be reimbursed for its outstanding and unreimbursed expenses through the effective date of the termination of the contract.

The Company also provides canisters to store fissile material, chemical agents and spent nuclear fuel through its EPD Containers business and provides engineering and maintenance services to government facilities through its Government Technology Systems Division. And, in late 1997, the Company established the Safety Management Solutions Division that provides hazard and facility safety analysis for nuclear, commercial, and chemical processing plants.

In addition, its Electro-Mechanical Division (EMD) designs and manufactures pumps, generators, and propulsion units for U.S. Navy applications. EMD also provides products for commercial nuclear utilities.

In general, the Company's contracts with the federal government and its agencies cannot be assigned to another party without the federal government's approval.


NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined financial statements of the Company include the assets and liabilities, results of operations, and cash flows of the Company. Additionally, the combined statements include allocations from CBS of certain assets, liabilities and expenses directly related to the business.

Unless otherwise indicated, all dollar amounts in these financial statements are presented in thousands. All material intercompany accounts and transactions have been eliminated in combination.

REVENUE RECOGNITION

Revenues recognized under government contracts consist of management fees that may be a combination of fixed fees and award fees, which are recognized ratably over the year, cost improvement fees, and performance-based incentive fees.
Cost improvement and performance-based incentive fees are recognized upon receipt of written acceptance from the customer. Reimbursable costs incurred in delivering these goods and services are not recognized as cost of goods sold. They are netted against revenues and only the resulting net amount is recognized as revenue in the combined statement of income. A new contract to manage the DOE's Savannah River site was awarded to a CBS-led team of companies in 1996. Effective in 1997, the Company recognizes as revenues all earnings under that contract with payments to subcontractors recognized as cost of goods sold.

Revenues for EMD and the Company's other manufacturing and engineering services businesses are recognized as products are shipped or when services are rendered. In addition, EMD recognizes revenue for long-term U.S. Navy contracts on a percentage of completion methodology based on the attainment of contract milestones.

Bid and proposal costs for all contracts are expensed as incurred.

ENVIRONMENTAL COSTS

Environmental expenditures that do not extend the service lives of assets or otherwise benefit future years are expensed. The Company records liabilities when environmental assessments or remedial efforts are probable, and the costs can be reasonably estimated. Such estimates are adjusted, if necessary, as new remediation requirements are defined or as more information becomes available.

INCOME TAXES

Historically, the results of the Company's operations have been included in the consolidated federal income tax return of CBS. The income tax-related information in these financial statements is based on the effect of the Company's revenues, costs, and expenses on the consolidated tax returns of CBS and affiliates. The recognition and measurement of income tax expense and deferred income taxes requires certain assumptions, allocations and significant estimates. The Company's income tax expense is determined in accordance with the asset and liability method of accounting for income taxes.

For purposes of these financial statements, any current income tax liabilities are considered to have been paid by CBS and are recorded through the invested equity account with CBS.

CASH AND CASH EQUIVALENTS

The Company considers all investment securities with a maturity of three months or less when acquired to be cash equivalents. All cash and temporary investments are placed with high credit quality financial institutions, and the amount of credit exposure to any one financial institution is limited. At December 31, 1998 and 1997, substantially all cash and cash equivalents were restricted to use for specific contracts.

INVENTORIES

Inventories are stated at the lower of cost, which approximates actual cost on a first-in, first-out (FIFO) basis, or market. The elements of cost included in inventories are direct labor, direct material, and certain overheads, including factory depreciation.

PLANT AND EQUIPMENT

Plant and equipment assets are recorded at cost and depreciated over their estimated useful lives. Depreciation is generally computed on the straight-line method based on useful lives of 27.5 to 60 years for buildings, 20 years for land improvements, 3 to 10 years for office equipment, and 3 to 12 years for machinery and transportation equipment. Expenditures for additions and improvements are capitalized, and costs for repairs and maintenance are charged to operations as incurred.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to rate adjustments, product warranty, contract costs, and income taxes, based on currently available information. Changes in facts and circumstances may result in revised estimates.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

During the first quarter of 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived
Assets and for Long-Lived Assets to be Disposed Of."   In the 1996 combined
statement of income an impairment charge of $8,988 was reported in restructuring and other matters.

Subsequent to the acquisition of an intangible or other long-lived asset, the Company continually evaluates whether later events and circumstances indicate the remaining estimated useful life of that asset may warrant revision or that the remaining carrying value of such an asset may not be recoverable. If definitive cash flows are not available for a specific intangible or other long-lived asset, the Company evaluates recoverability of the specific business to which the asset relates. When factors indicate that an intangible or other long-lived asset should be evaluated for possible impairment, the Company uses an estimate of the related asset's undiscounted future cash flows over the remaining life of that asset in measuring recoverability. If such an analysis indicates that impairment has in fact occurred, the Company writes down the book value of the intangible or other long-lived asset to its fair value.


NOTE 3: RELATED PARTY TRANSACTIONS

The Company is charged directly for the cost of certain services that CBS, or its affiliates, provide to its business units and subsidiaries. These services can include information systems support and certain other functions, such as transaction processing, legal services, environmental affairs, marketing and human resources. CBS centrally develops, negotiates, and administers the Company's insurance programs. The insurance includes broad all-risk coverage for real and personal property and third party liability coverage, employer's liability coverage, automobile liability, general product liability, and other standard liability coverage. CBS also maintains a program of self-insurance for workers' compensation in the United States. CBS charges its business units for all of the centrally administered insurance programs based in part on claims history. Specific liabilities for general and product liability, automobile and workers' compensation claims are included in the Company's financial statements.

All of the charges for the corporate services described above are based on costs that directly relate to the Company or on a pro rata portion of CBS's total costs for the services provided, on a basis that management believes is reasonable. However, management believes it is possible that the costs of these transactions may differ from those that would result from transactions among unrelated parties. For the years ended December 31, 1998, 1997, and 1996, charges for such services were approximately $8,836, $5,566, and $5,786, respectively.

Employees of the Company also participate in various CBS-sponsored employee benefit plans (see note 4).

In the normal course of business, the Company enters into transactions with other CBS entities. Such transactions primarily include related party sales and purchases. Total sales to and purchases from affiliates were approximately $1,406 and $966, respectively, for the year ended December 31, 1998, $1,867 and $1,450, respectively, for the year ended December 31, 1997, and $853 and $1,706, respectively for the year ended December 31, 1996.

CBS does not charge its divisions for the carrying costs related to its investment in such units (invested equity). Therefore, the Company's results of operations for each of the periods presented do not include any allocated interest charges from CBS, and no portion of CBS's debt is specifically related to the operations of the Company. In addition, CBS does not charge its divisions for most corporate overhead functions, including tax and treasury.


NOTE 4:  EMPLOYEE BENEFIT PLANS

Certain of the Company's employees are covered by various pension plans sponsored by CBS. Most pension plan benefits are based on either years of service and compensation levels at the time of retirement, a formula based on career earnings or a final average compensation amount. Pension benefits generally are paid from trusts funded by contributions from employees and/or CBS. The pension funding policy is consistent with funding requirements of U.S. federal and other governmental laws and regulations. Certain employees are also covered by postretirement benefit arrangements sponsored by CBS consisting of various retiree medical, dental and life insurance arrangements.

The Company has accounted for these plans as multi-employer plans. Consequently, the liabilities for the plan obligations are not reflected as a liability in the combined balance sheet. The Company's allocated expense under benefit plans sponsored by CBS was as follows:


Year ended December 31                    1998         1997         1996
-------------------------------------------------------------------------
Pension plan cost                        $8,764       $8,927       $6,850
Postretirement benefit plan cost          3,336        4,708        4,392

NOTE 5: INCOME TAXES

The components of income tax expense at December 31, 1998, 1997, and 1996 are as follows:

Components of Income Tax Expense


Year ended December 31                           1998     1997      1996
------------------------------------------------------------------------
Current:
 Federal                                       $15,120  $ 8,832  $10,079
 State                                           3,280    1,949    1,992
------------------------------------------------------------------------
Total current income tax expense                18,400   10,781   12,071
------------------------------------------------------------------------
Deferred:
 Federal                                         1,043    1,641   (4,193)
 State                                             184      290     (740)
------------------------------------------------------------------------
Total deferred income tax expense (benefit)      1,227    1,931   (4,933)
------------------------------------------------------------------------
Total income tax expense                       $19,627  $12,712  $ 7,138
------------------------------------------------------------------------

The actual income tax expense for each year differs from the "expected" income tax expense, based upon a 35% federal statutory income tax rate, due primarily to the impact of state taxes.

Deferred income taxes result from U. S. temporary differences in the financial bases and tax bases of assets and liabilities. The types of differences that give rise to significant portions of deferred income tax assets and liabilities are shown in the following table:


Deferred Income Taxes by Source

At December 31                                            1998      1997
-------------------------------------------------------------------------
Deferred tax assets:
Provisions for expenses and losses                      $14,360   $15,617
Employee benefit obligations                                632       632
-------------------------------------------------------------------------
Total deferred tax assets                                14,992    16,249
Total deferred tax liabilities                             (538)     (568)
-------------------------------------------------------------------------
Net deferred tax asset                                  $14,454   $15,681
-------------------------------------------------------------------------

NOTE 6: CUSTOMER RECEIVABLES

Customer receivables at December 31, 1998 included $31,318 consisting of revenue recognized on contracts for which billings have not been presented to the customers. Such amounts are generally billed and collected within one year. Because the Company's primary customers are the U.S. government or its agencies and large utility companies, there is no material allowance for doubtful accounts.

NOTE 7: INVENTORIES AND COSTS AND BILLINGS ON UNCOMPLETED CONTRACTS


Inventories

At December 31                                                                                           1998       1997
--------------------------------------------------------------------------------------------------------------------------
Raw materials                                                                                          $  1,165   $  2,018
Work in process                                                                                          25,613     29,008
Finished goods                                                                                              345        534
--------------------------------------------------------------------------------------------------------------------------
                                                                                                         27,123     31,560
Long-term contracts in process                                                                            2,452      3,472
Progress payments to subcontractors                                                                          (4)        47
Recoverable engineering and development costs                                                             4,068      1,594
Inventoried costs related to contracts with progress
  billing terms                                                                                         (25,753)   (22,725)
--------------------------------------------------------------------------------------------------------------------------
Inventories                                                                                            $  7,886   $ 13,948
--------------------------------------------------------------------------------------------------------------------------

Costs, estimated earnings and billings on uncompleted contracts comprise the following:


At December 31                                                                                             1998       1997
--------------------------------------------------------------------------------------------------------------------------
Costs included in inventories                                                                          $ 19,820   $ 21,506
Progress billings on contracts                                                                          (11,534)   (10,415)
--------------------------------------------------------------------------------------------------------------------------
Costs and estimated earnings over billings
  on uncompleted contracts                                                                             $  8,286   $ 11,091
--------------------------------------------------------------------------------------------------------------------------
Progress billings on contracts                                                                         $ 20,231   $ 18,282
Costs included in inventories                                                                            (5,933)    (1,219)
--------------------------------------------------------------------------------------------------------------------------
Billings over costs and estimated earnings
  on uncompleted contracts                                                                             $ 14,298   $ 17,063
--------------------------------------------------------------------------------------------------------------------------

Inventories other than those related to long-term contracts are generally realized within one year.

NOTE 8: PLANT AND EQUIPMENT


Plant and Equipment

At December 31                                                                                           1998       1997
--------------------------------------------------------------------------------------------------------------------------
Land and buildings                                                                                     $ 15,198   $ 15,250
Machinery and equipment                                                                                  71,747     71,730
Construction in progress                                                                                  1,609      1,071
--------------------------------------------------------------------------------------------------------------------------
Plant and equipment, at cost                                                                             88,554     88,051
Accumulated depreciation                                                                                (64,855)   (61,871)
--------------------------------------------------------------------------------------------------------------------------
Plant and equipment, net                                                                               $ 23,699   $ 26,180
--------------------------------------------------------------------------------------------------------------------------

For the years ended December 31, 1998, 1997, and 1997, depreciation expense totaled $4,740, $4,933, and $5,171, respectively.

NOTE 9: OTHER CURRENT AND NONCURRENT LIABILITIES


Other Current Liabilities

At December 31                                1998      1997
-------------------------------------------------------------
Environmental liabilities                   $   855   $ 1,841
Accrued insurance                             4,413     4,601
Accrued employee compensation                16,111    14,596
Accrued product warranty                      3,849     3,523
Accrued restructuring costs                      --     1,557
Reserve for  rate adjustments and other      16,649    15,592
-------------------------------------------------------------
Other current liabilities                   $41,877   $41,710
-------------------------------------------------------------

The reserve for rate adjustments and other includes reserves for estimated unrecoverable general and administrative costs for current and prior periods.


Other Noncurrent Liabilities

At December 31                                1998       1997
--------------------------------------------------------------
Accrued insurance                          $  2,783   $  2,984
Decommissioning                               2,444      2,554
Other                                         2,327      2,669
--------------------------------------------------------------
Other noncurrent liabilities               $  7,554   $  8,207
--------------------------------------------------------------

NOTE 10: INVESTED EQUITY

Changes in Invested Equity

                                  1998       1997       1996
--------------------------------------------------------------
Balance at beginning of year    $ 28,477   $ 23,162   $ 58,879
Net income                        26,542     16,060      8,036
Disbursements to CBS, net        (34,930)   (10,745)   (43,753)
--------------------------------------------------------------
Balance at end of year          $ 20,089   $ 28,477   $ 23,162
--------------------------------------------------------------

NOTE 11: COMMITMENTS AND CONTINGENCIES

LEGAL

The Company is involved in various litigation matters in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not result in judgments which, in the aggregate, would materially affect the Company's combined financial position or results of operations.

In May 1997, the Company was notified that it received an unfavorable verdict from the U.S. Court of Federal Claims regarding a contractual dispute related to reimbursement of employee moving expenses at the Savannah River site. The Company reimbursed employees for non-deductible federal and state taxes related to moving expenses. The government claimed that the cost for this gross-up was not reimbursable unless specifically allowable under the contract. As a result, the Company paid $13,921 to the government and recorded the amount as an expense in 1997.

ENVIRONMENTAL

Compliance with federal, state, and local laws and regulations relating to the discharge of pollutants into the environment, the disposal of hazardous wastes, and other related activities affecting the environment have had and will continue to have an impact on the Company. It is difficult to estimate the timing and ultimate costs to be incurred in the future due to uncertainties about the status of laws, regulations, and technology; the adequacy of information available for individual sites; the extended time periods over which site remediation occurs; and the identification of new sites. The Company has, however, recognized an estimated liability, measured in current dollars, for Company owned sites where it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company recognizes changes in estimates as new remediation requirements are defined or as more information becomes available.

During 1996, the Company and its external consultants completed a study to evaluate the Company's remediation strategy. Based on the costs associated with the most probable alternative remediation strategy for each of the Company's sites, the Company recognized a charge of $3,000 in 1996, the majority of which has been spent over the past two years.

For government-owned facilities that the Company manages, the Company is not responsible for costs associated with environmental liabilities, including environmental cleanup costs, except under certain circumstances associated with the willful misconduct or lack of good faith of its managers or their failure to exercise prudent business judgment. There are currently no material claims for which the Company believes it is responsible.

The Company has or will have responsibilities for environmental closure activities or decommissioning of nuclear licensed sites. The Company has entered into an agreement with the U.S. Navy for one particular site, whereby the U.S. Navy will be responsible for 75 percent of the cost of decommissioning which is estimated to be $11 million. At December 31, 1998, the Company had accrued approximately $2,400 for their share of the decommissioning costs.

FINANCING COMMITMENTS

At December 31, 1998, the Company had $17,028 outstanding under letters of credit related to Nuclear Regulatory Commission financial assurance requirements and a subcontractor arrangement .


NOTE 12: LEASES

The Company has commitments under operating leases for certain machinery, equipment and facilities used in various operations. Rental expense in 1998, 1997 and 1996 was $2,441, $840, and $524, respectively. These amounts include immaterial amounts for contingent rentals and sublease income.

Minimum Rental Payments


At December 31, 1998                                          Lease Obligations
-------------------------------------------------------------------------------
1999                                                                2,339
2000                                                                1,915
2001                                                                1,064
2002                                                                  297
2003                                                                  267
After 2003                                                            268
-------------------------------------------------------------------------------
Minimum rental payments                                             6,150
-------------------------------------------------------------------------------

NOTE 13: RESTRUCTURING

In 1998, 1997 and 1996, the Company recorded a charge to operating profit to downsize its business. The restructuring charge in 1997 is for the separation of administrative employees. The restructuring charge in 1996 is for the separation of employees at Savannah River and EMD. The charge in 1998 represents additional separation costs for the employees included in the 1997 and 1996 restructuring plans.

Costs for restructuring activities are limited to incremental costs that directly result from the restructuring plan and that provide no future benefit to the Company. Generally, separated employees receive benefits such as layoff income benefits, permanent job separation benefits, retraining and/or outplacement assistance. The amount included for these benefits in the restructuring charge represents the incremental cost of such benefits over those amounts previously accrued under SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

Based on the Company's current estimates, summarized below are the restructuring charges to operations and the number of employee separations for 1998, 1997 and 1996, respectively:


Restructuring Costs and Employee Separations

Year Ended December 31                           1998   1997    1996
--------------------------------------------------------------------
Number of employee separations                     --      4      75
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Total restructuring charge to operations        $ 171  $ 896  $5,960
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

Employee separation costs generally are paid over a period of up to two years following their separation. The majority of the 1996 plan separations were completed in 1997.

The following is a reconciliation of the restructuring liability:


Reconciliation of Restructuring Liability
                                                     1998      1997
--------------------------------------------------------------------
Balance at January 1                               $ 1,557   $ 5,660
Provision for restructuring                            171       896
Cash expenditures                                   (1,728)   (4,999)
--------------------------------------------------------------------
Balance at December 31                             $    --   $ 1,557
--------------------------------------------------------------------